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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this Registration Statement on Form S-1 of our reports dated March 25, 1998, on our audits of the consolidated financial statements and financial statement schedule of Perot Systems Corporation and Subsidiaries. We also consent to the references to our firm under the captions "Experts," "Summary Consolidated Financial Data" and "Selected Consolidated Financial Data."

                                            /s/  PRICEWATERHOUSECOOPERS LLP

Dallas, Texas
August 5, 1998